Exhibit 10.35

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

WORLD FUEL SERVICES AVIATION GROUP OF COMPANIES

FUEL SALES AGREEMENT

This Fuel Sales Agreement dated on January 1, 2012 (the “Agreement”) is between World Fuel Services, Inc., on behalf of itself and as agent for each of its subsidiaries and affiliates listed herein, each of which contracts severally hereunder (“SELLER”) and Concesionaria Vuela Compañía de Aviación, S.A.P.I. de C.V. (“BUYER”), together also called the “Parties”.

WHEREBY THE PARTIES AGREE AS FOLLOWS

1.	SCOPE: Subject to and in accordance with the conditions set forth in the World Fuel Services Aviation Group of Companies’ General Terms and Conditions, which are attached hereto and incorporated herein by reference as Annex 1 (the “General Terms and Conditions”), SELLER agrees to sell and deliver or cause to be sold and delivered and BUYER agrees to purchase, receive and pay for fuel for consumption in BUYER’s aircraft(s) as detailed in this Agreement and the Delivery Locations, Volumes, Prices And Conditions, which are attached hereto and incorporated herein by reference as Annex 2 (the “Prices And Conditions”).

2.	CONTRACT PERIOD: January 1, 2012-December 31, 2013

3.	INVOICING CURRENCY: United States Dollars

4.	SELLING WORLD FUEL ENTITIES: World Fuel Services, Inc.

5.	NOTICES:

	SELLER’s address:	World Fuel Services, Inc.
Suite 400
9800 NW 41st Street
Miami, FL 33178
United States of America
Attn: General Counsel
Fax: (305) 351-4497

	BUYER’s address:	Prolongación Paseo de la Reforma 490 piso 1
Colonia Santa Fe Peña Blanca
Delegación Álvaro Obregón
México, Distrito Federal; C.P. 01210
México
Attn: Joseph Prieto
With a copy to: General Counsel

6.	ORDER OF PRECEDENCE Any inconsistency in the provisions of this Agreement will be resolved by giving precedence in the following order, from highest (a) to lowest (c):

(a) The main body of this Agreement;

(b)	Annex 2 to this Agreement, “Delivery Locations, Volumes, Prices And Conditions”;

(c)	Annex 1 to this Agreement, “World Fuel Services Group Of Companies General Terms And Conditions For Aviation Fuel Sales”;

IN WITNESS WHEREOF the undersigned parties, intending to be legally bound, have executed this Agreement in duplicate originals.

Concesionaria Vuela Compañía de Aviación, S.A.P.I. de C.V. (Volaris)		World Fuel Services, Inc.

/s/ Fernando Suarez Gerard		/s/ Richard McMichael
By:	Fernando Suarez Gerard	By:	Richard McMichael
Title:	Chief Financial Officer	Title:	Sr. Vice President Finance, Aviation
Date: January 1, 2012
/s/ Holger Blankenstein
By:	Holger Blankenstein
Title:	Chief Commercial Officer
Date: January 1, 2012

This signature page is part of the World Fuel Services Aviation Group Of Companies Fuel Sales Agreement executed by World Fuel Services, Inc. and Concesionaria Vuela Compañía de Aviación, S.A.P.I. de C.V. on January 1, 2011.

ANNEX 1

To World Fuel Services Aviation Group Of Companies Fuel Sales Agreement

dated January 1, 2012 (Hereinafter referred as the “Agreement”)

WORLD FUEL SERVICES GROUP OF COMPANIES’

GENERAL TERMS AND CONDITIONS FOR

AVIATION FUEL SALES

1.	DEFINITIONS

The following terms shall have the meaning defined hereinafter, unless the context otherwise requires:

Agreement: any agreement for aviation fuel sales into which these General Terms and Conditions have been incorporated;

Buyer’s Aircraft: the aircraft owned, leased or operated by or on behalf of BUYER;

Deliverer: the company or entity or group of entities in addition to SELLER that, on behalf of SELLER, performs SELLER’s supply and delivery obligations under the Agreement;

Delivery Ticket: a document, produced in writing or by electronic means, in accordance with SELLER’s normal practices, stating the date and time of receipt, the registration number of BUYER’s Aircraft, the flight number, aircraft type, product description, meter readings and quantity delivered in kilograms, litres or gallons and any additional information the parties may agree upon;

Fuel: aviation jet fuel;

Gross negligence: any act or omission done or omitted to be done with deliberate or reckless disregard for the reasonably foreseeable consequences of such act or omission;

Location: any of the airports listed in the Agreement;

Off-spec Fuel: Fuel which is found not to be in accordance with the relevant quality specifications set forth in the Agreement or these General Terms and Conditions.

2.	REPRESENTATION

SELLER agrees to sell and deliver or procure the sale and delivery of Fuel to BUYER, who will in turn buy, receive and pay for the Fuel for consumption in BUYER’s Aircraft.

3.	QUALITY

3.1	SELLER warrants that the Fuel supplied by it shall meet one of the specifications set forth hereunder:

•	Grade Jet A-1, Joint Fuelling System Check List, “Aviation Fuel Quality Requirements for Jointly Operated Systems”, Kerosene Type Fuel, latest issue;

•	ASTM Standard D 1655, “Specification for Aviation Turbine Fuels” Jet A / Jet A-1, latest issue;

•	British Ministry of Defence Standard DEF STAN 91-91, Turbine Fuel, Aviation “Kerosene Type”, Jet A-1, latest issue;

•	IATA Guidance Material for Aviation Turbine Fuels Specifications, Jet A / Jet A-1, latest issue;

•	Canadian specification Can/CGSB-3.23-M86, Jet A Fuel, latest issue;

•	Canadian specification Can/CGSB-3.23-97, “Aviation Fuel, Kerosene Type” Jet A / Jet A-1, latest issue;

•	Grade TS-1: GOST10227-86 “Jet Fuel Specifications”, latest issue; or

•	Mexican Turbine Fuel Normative, NMX-L-004-1994-SCFI, latest issue.

Any other specifications that may apply shall be set forth in the schedule listing the Locations attached to the Agreement.

3.2	EXCEPT AS SPECIFICALLY PROVIDED IN ARTICLE 3.1 ABOVE, SELLER MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, FITNESS OR SUITABILITY OF THE FUEL FOR ANY PARTICULAR PURPOSE OR OTHERWISE.

4.	QUANTITY

4.1	SELLER shall sell and deliver, or cause to be sold and delivered, and BUYER shall purchase the quantities agreed upon between the parties, provided however that BUYER shall in no event be obligated to purchase more than its actual requirements.

4.2	Unless otherwise set forth in the Agreement, the annual volume by Location will be divided into equal monthly quantities throughout the contract year, subject to normal seasonal variations.

4.3	BUYER acknowledges that the quantities mentioned in the Agreement are BUYER’s good faith estimates. BUYER shall give SELLER reasonable advance written notice of any major change in its estimates, but in no event less than thirty (30) days.

4.4	If BUYER fails over a period of at least ***** of the quantity deliverable at any Location pursuant to the Agreement, SELLER shall be entitled to give BUYER thirty (30) days written notice of termination of the Agreement with respect to that Location.

4.5	If BUYER from time to time has requirements for Fuel at delivery locations that are not set forth in the Agreement, BUYER shall submit written requests for such supply at least three (3) business days in advance to SELLER. SELLER may, but shall have no obligation to, fulfill such requests. To constitute a binding order, BUYER’s request must be accepted in writing by SELLER and included in an amendment to the Agreement or a separate agreement.

5.	DELIVERY

5.1	Should the Fuel be delivered by SELLER or Deliverer into BUYER’s Aircraft tanks (“into-plane delivery”), the following shall apply:

5.1.A	SELLER shall take all reasonable measures to ensure the prompt refuelling of BUYER’s Aircraft if such Aircraft is scheduled for servicing and arrives on time. If BUYER’s Aircraft arrives late, ahead of its scheduled time of arrival, or operates a non-scheduled flight, SELLER shall endeavour to promptly refuel BUYER’s Aircraft, subject to operational requirements imposed by SELLER’s other delivery commitments either to aircrafts operating scheduled flights or to other aircrafts operating non-scheduled flights arriving before BUYER’s Aircraft.

5.1.B	Title to and risk of loss of the Fuel shall pass to BUYER at the time the Fuel passes the inlet coupling of the receiving aircraft.

5.1.C	SELLER’s or Deliverer’s measurement shall be accepted as prima facie evidence of the quantities of Fuel delivered, but BUYER shall be entitled to check the accuracy of the instruments used by SELLER or Deliverer upon reasonable notice during SELLER’s or Deliverer’s normal operating hours, and in the presence of SELLER’s or Deliverer’s representative. Determinations of quantities made in accordance with international industry practice shall be binding.

5.1.D	Upon BUYER’s request to SELLER, SELLER may provide the most current density measurement of Fuel from airport storage, or provide BUYER with appropriate devices to measure the Fuel at BUYER’s Aircraft. Notwithstanding the foregoing, BUYER shall not hold SELLER or Deliverer responsible for any claims and expenses related to SELLER or Deliverer providing the density measurement or any measuring devices to BUYER, or BUYER’s use of such devices.

5.1.E	Except as otherwise agreed in writing by SELLER, SELLER or Deliverer shall not be obligated to deliver any Fuel to BUYER unless a representative of BUYER is present. SELLER or Deliverer shall provide a copy of a Delivery Ticket to BUYER’s Aircraft crew as necessary pursuant to local requirements.

5.1.F	Any Fuel sold or caused to be sold by SELLER under the Agreement which is found to be Off-spec Fuel may be rejected by BUYER, at BUYER’s sole discretion, provided that BUYER shall give SELLER immediate notice that the Fuel is Off-spec and the opportunity to make its own inspection prior to unloading such Fuel.

5.1.G	If Fuel is defuelled at BUYER’s request for being Off-spec and such Fuel is subsequently found to meet the specifications as to quality set forth in the Agreement, BUYER shall be responsible for the payment of such Fuel and all costs and expenses associated with such defuelling. If such defuelled Fuel can be reloaded into BUYER’s Aircraft in a reasonable time, or if segregated storage facilities for defuelled Fuel are available, the Fuel shall at SELLER’s option be reloaded or stored for BUYER’s use. BUYER shall pay SELLER the costs associated with the storage or reloading of Fuel under this Article 5.1.G. If the defuelled Fuel is not reloaded or stored as aforesaid, SELLER shall at any time within its discretion have full power to sell or otherwise dispose of such Fuel on BUYER’s behalf. BUYER shall be credited the proceeds realized by SELLER from the sale of such Fuel net of SELLER’s expenses.

5.1.H	Notwithstanding anything to the contrary contained in the Agreement, SELLER shall not be obliged to deliver Fuel into or defuel any BUYER’s Aircraft if such aircraft is or is reasonably believed by SELLER or Deliverer to be under the control of hijackers or if any other circumstance whatsoever of a similar nature (including, without limitation, circumstances of duress) exist or are reasonably believed to exist by SELLER or Deliverer. Any fuelling by SELLER of such Aircraft shall be carried out on terms and conditions agreed by the parties at the time of that fuelling.

5.1.I	If BUYER requests that a delivery be made by the SELLER or Deliverer under the circumstances set forth in Article 5.1.H and such a delivery is made, then BUYER hereby agrees (a) that the Fuel delivered shall be for the account of BUYER and (b) to indemnify and hold SELLER and Deliverer harmless pursuant to the provisions of Article 17 herein.

5.2	Should the Fuel be delivered by SELLER or Deliverer into a fuel storage facility or at another point of delivery, the following shall apply:

5.2.A	Title to and risk of loss of the Fuel shall pass to BUYER as the Fuel passes the delivery point on the designated pipeline or storage facility, or at the time of book, stock or inventory transfer. SELLER shall retain full security interest in the Fuel until SELLER receives payment in full.

5.2.B	SELLER’s or Deliverer’s measurement shall be accepted as prima facie evidence of the quantities of Fuel delivered, but BUYER shall be entitled to check the accuracy of the instruments used by SELLER or Deliverer upon reasonable notice during SELLER’s or Deliverer’s normal operating hours, and in the presence of SELLER’s or Deliverer’s representative. Determinations of quantities made in accordance with customary international industry practice shall be binding.

5.2.C	Any Fuel sold under the Agreement which is found to be Off-spec Fuel may be rejected by BUYER, at BUYER’s sole discretion provided that BUYER shall give SELLER immediate notice that the Fuel is Off-spec and the opportunity to make its own inspection prior to unloading such Fuel.

5.3	In the event that the SELLER’s or Deliverer’s equipment is commandeered by the authorities and/or used as cover for military type operations, liability for resulting damage and injuries to BUYER’s property or personnel is disclaimed to the fullest extent permitted by law.

5.4	SELLER’s obligation to deliver Fuel to BUYER in Locations where SELLER has arrangements with Deliverer to make deliveries on SELLER’s behalf shall be contingent on the continuance of its arrangements with said Deliverer. If such arrangements at any Location terminate for any reason, and regardless of whether SELLER’s performance is otherwise excused, SELLER shall have, in addition to any other rights it may have hereunder, the right to terminate the Agreement with respect to any such Location by notice to BUYER given no later than thirty (30) days after such arrangements with Deliverer cease.

6.	DELIVERIES OUTSIDE NORMAL ARRANGEMENTS

If BUYER requests SELLER to make deliveries:

(a)	at an area at any of the Locations other than the areas usually and regularly used by BUYER for the uplift of Fuel;

(b)	by a different method than the one normally used for supplies of Fuel to BUYER’s Aircraft;

(c)	outside SELLER’s or Deliverer’s normal service hours; or

(d)	otherwise outside the scope of normal under-wing into-plane delivery.

then the following shall apply:

(i)	The parties shall enter into a separate written agreement; provided however that, SELLER reserves the right to either refuse Fuel deliveries or charge BUYER the additional costs and expenses incurred by SELLER in making such deliveries;

(ii)	BUYER will have sole liability for an any and all damages arising out of the performance of such services and shall indemnify and hold SELLER and Deliverer harmless in accordance with the provisions of Article 17 hereof.

For purposes of this Article 6, “normal under-wing into-plane delivery” includes but is not limited to, opening the aircraft fuelling station panels, removing the adaptor caps, connecting the nozzles to the adaptors and providing Fuel up to the adaptors, and on completion of Fuel delivery, disconnecting the nozzles, replacing adaptor caps and closing the fuelling panels.

7.	DEFUELLING

BUYER may request and SELLER may agree upon a defuelling of BUYER’s Aircraft. ***** The parties shall agree upon the value of the Fuel so defuelled.

If however defuelling of BUYER’s Aircraft is necessary due to SELLER’s delivery of Off-spec Fuel or delivery of a larger quantity than agreed upon, SELLER or Deliverer shall defuel or procure the defuelling of BUYER’s Aircraft, at BUYER’s request and at SELLER’s sole cost and expense.

8.	PAYMENT

8.1	SELLER shall notify BUYER, by submission of invoices, of the cost of Fuel, duties, taxes, fees and any other charges under the Agreement. If credit terms have been extended to BUYER, BUYER shall pay such invoice within the periods established in the Agreement. Otherwise, all payments shall be made prior to the delivery of any Fuel. All sums due under the Agreement but not paid *****, as published on the due date of any invoice or the first banking day thereafter in the Wall Street Journal, New York. SELLER reserves the right to apply BUYER’s payments to any outstanding invoices or obligations of BUYER, as determined by SELLER in its sole discretion, without regard to the aging of any account. BUYER shall be liable for all fees and costs, including without limitation attorney’s fees, incurred by SELLER in connection with any collection activities undertaken by SELLER for the non-payment of any amounts due hereunder by BUYER.

8.2	Unless otherwise specified in the Agreement, all payments shall be made in US Dollars, by wire transfer of immediately available funds to the account of SELLER shown on the invoice. BUYER shall be responsible for its respective banking charges.

8.3

To the extent that SELLER extends credit terms to BUYER, BUYER’s outstanding balance shall never exceed the credit limit specified by SELLER. Availability under the credit limit shall be calculated by adding the total of the invoiced balance, plus the good faith estimate of the dollar amount of uplifted Fuel and other related services obtained and utilized but not yet billed to BUYER, and subtracting same from BUYER’s total credit limit. BUYER may request a weekly written or verbal estimate of any unbilled Fuel and other related services obtained and SELLER shall provide such good faith estimate in response as soon as commercially practicable. Both BUYER and SELLER hereby acknowledge that: (i) the good faith estimate is merely an estimate and can deviate from the actual unbilled amount, due to forces outside of either party’s control, including but not limited to, charges and fees from third party vendors, and (ii) SELLER shall not be liable for any delay in providing such estimate. Nonetheless, both parties agree to be bound by the good faith estimates of SELLER as to the unbilled portion of the credit limit and BUYER shall have no recourse against SELLER for any inaccuracies in the calculation thereof. SELLER reserves the right to modify or cancel the credit limit or credit terms provided to BUYER at any time, in its sole discretion upon notice to BUYER. If SELLER elects not to extend or cancels any credit terms provided to BUYER, prior to each delivery of Fuel or other related services, BUYER shall: (a) make a prepayment to SELLER; (b) cause to be issued a letter of credit in favor of SELLER in a form, in an amount and from a bank that is acceptable to SELLER from time to time in its sole discretion, or (c) give other security to SELLER in a manner, of a type, in a form and in an amount that is acceptable to SELLER in its sole discretion. BUYER’s complete compliance with the foregoing provision shall be a condition precedent to SELLER’s obligation to deliver Fuel or services under the Agreement.

8.4	SELLER reserves the right, in addition to all other rights and remedies available to it under the law, in equity or otherwise, to suspend further deliveries of Fuel, and demand payment of all outstanding balances, if BUYER fails to make any payment as herein provided, if BUYER’s outstanding balances exceed the applicable credit limit, or if SELLER, in its sole discretion, at any time deems itself insecure with regard to the creditworthiness or financial condition of BUYER.

8.5	In consideration of any credit terms extended to BUYER and as security for the payment of amounts due from BUYER to SELLER, BUYER, either as owner of the BUYER’s Aircraft or as duly authorized agent of the owner, hereby grants SELLER (a) a first priority security interest in the Fuel until the purchase price therefor (and any sum payable under any invoice) is paid in full and (b) a lien on and a security interest in each BUYER’s Aircraft (including all engines and equipment) as to which Fuel or Services have been provided (collectively, “Collateral”). The Collateral includes any BUYER’s Aircraft described in BUYER’s account application submitted to SELLER. The Agreement and these General Terms and Conditions constitute a security agreement for purposes of the Uniform Commercial Code. SELLER has the right to file any documents (including Uniform Commercial Code financing statements) relating to said Collateral, without BUYER’s signature or consent, as may be necessary or appropriate to perfect SELLER’s security interest in the Collateral. In addition, BUYER agrees to sign any such documents if requested by SELLER. In the event of default on the part of BUYER SELLER shall have the right, in addition to all other rights and remedies available under law, in equity or otherwise, to retain and/or repossess and sell, without court order, the Collateral at public or private sale, and SELLER may be the purchaser at such sale for reasonable value. BUYER shall be responsible to pay all reasonable attorneys’ fees and costs of repossession, insurance, storage and sale of the Collateral. In the event repossession occurs, BUYER shall sign and deliver to SELLER documents of title to the Collateral (including a bill of sale and any existing certificate of registration). In the event of default, SELLER shall be authorized to retain and/or repossess the Collateral without demand, and for this purpose to enter upon the premises where the Collateral is located and remove such Collateral. SELLER shall, in addition, have all rights and remedies available under law, in equity or otherwise, by statute or otherwise, including the right to enforce any non-consensual or other lien arising by operation of law, by statute or otherwise.

8.6	BUYER acknowledges and agrees that SELLER shall have the right to offset any amounts owed by BUYER to SELLER against any amounts owed by SELLER to BUYER under any derivatives contract between SELLER and BUYER, including without limitation, swaps and options based on fixed and/or floating prices.

9.	PRICE ADJUSTMENT

9.1	The prices payable for the Fuel to be supplied hereunder shall be those specified in the Agreement, which may be amended from time to time by mutual written agreement of the parties.

9.2	If due to circumstances beyond its control, SELLER’s cost of supplying Fuel to BUYER increases as a result of SELLER being unable, or able only on commercially unreasonable terms, to obtain supplies of Fuel from its normal sources and recognized routes for such supplies, then SELLER may give BUYER written notice of its intention to increase the price payable at an affected Location, by the addition of a surcharge to reflect such increase in cost. If at the time of giving such notice, SELLER is unable to specify the amount of any surcharge applicable to a delivery Location, the surcharge to be applied to that Location shall be SELLER’s best estimate of such amount and the necessary adjustment shall be made as a soon as possible thereafter. If BUYER is unwilling to accept the surcharge, the surcharge shall nevertheless apply with effect from the date of SELLER’s notice, but BUYER shall have the right, within ten (10) days of the date of SELLER’s notice, to give written notice to SELLER withdrawing the Location in question from the Agreement. Withdrawal of the delivery Location shall be effective fifteen (15) days after the date of BUYER’s notice of withdrawal.

9.3	The prices of the Fuel may be varied by SELLER to reflect wholly, and from the effective date, any changes in any duty, tax or charge of any kind included in the prices of the Fuel (or any new duty, tax or charge of any kind to be included in the price of the Fuel). Notwithstanding the foregoing, increases in prices related to published “ex-refinery quotations” and prices related to conditions set forth by local official government authorities or government controlled entities shall change on the day the price increase becomes effective (whether retroactive or otherwise).

9.4	Notwithstanding the provisions of Article 9.3 hereto, if any law or governmental decree, order, regulation or ruling shall prevent the parties from establishing prices of Fuel in the manner provided under the Agreement, SELLER and BUYER shall promptly meet to determine whether the Agreement can be modified by mutual agreement to cause it to conform with such law, decree, order, regulation or ruling. If within fifteen (15) days after such meeting, no such modification is mutually agreed to in writing, either party shall then have the right, notwithstanding anything herein contained to the contrary, to terminate the Agreement by giving the other party not less than fifteen (15) days’ notice in writing.

9.4	Notwithstanding the provisions of Article 9, BUYER shall nevertheless be liable for any amounts or obligations that have accrued prior to the termination of the Agreement.

10.	DUTIES, TAXES, FEES AND CHARGES

10.1

BUYER shall pay any duties, taxes, fees or other charges, public or private, imposed on the importation, transportation, delivery, sale, inspection, storage, withdrawal or use of Fuel or on SELLER, or required to be paid or collected by SELLER, except for taxes on SELLER’s income. To the extent allowed, SELLER shall show these duties, taxes, fees and other charges as separate items on the invoice for account of BUYER. If any amount of taxes for the account of BUYER is collectable from any person other than BUYER, it shall be paid by BUYER on demand.

10.2	SELLER shall endeavour to keep BUYER informed at all times about the duties, taxes, fees and charges existing or to be charged to BUYER. Should SELLER, however, in good faith provide inaccurate or incomplete information to BUYER, BUYER shall not be relieved of the obligation to pay.

10.3	If BUYER is entitled to purchase any Fuel sold pursuant to the Agreement free of any duties, taxes, fees or charges, BUYER shall deliver to SELLER a valid exemption certificate, license, or other required document necessary for SELLER to apply the exemption to such purchase prior to the date any payment is required under the Agreement.

11.	BUYER’S RESPONSIBILITIES

11.1	BUYER shall have sole responsibility for operating all appropriate aircraft fuelling switches, valves and pre-set quantity gauges.

11.2	If BUYER requests that SELLER or Deliverer perform the services described in Article 11.1 or any services other than those set forth in the Agreement, and SELLER agrees to perform same, the parties shall enter into a separate written agreement. If notwithstanding the foregoing, SELLER or Deliverer does perform additional delivery services in the absence of a separate written agreement as aforesaid, BUYER shall indemnify SELLER in accordance with Article 17 hereof.

12.	INSPECTIONS, SAMPLES

12.1	BUYER or its representative shall have the right to perform a (technical) survey or inspection of:

(a)	SELLER’s or Deliverer’s records on quality control and checks of the Fuel; and

(b)	SELLER’s or Deliverer’s refuelling services at the aircraft.

The items mentioned under this Article 12.1 shall be made available for inspection or survey, as the case may be, to BUYER at the facility where they are utilised for deliveries to BUYER. A (technical) survey or inspection shall be made during normal working hours. BUYER shall give reasonable notice of its intention to perform a (technical) survey or inspection as provided in this Article 12.1, and shall not hinder, delay or disrupt SELLER’s or Deliverer’s fuelling activities.

12.2	At any given Location where SELLER does not itself have the authority to grant a right to inspect or survey, BUYER’s right to inspect or survey shall be subject to approval being obtained from the requisite controlling body. SELLER shall use reasonable endeavours to obtain such approval.

12.3	BUYER or its representative shall have the right to obtain samples of the Fuel intended to be delivered to BUYER under the Agreement. Such samples shall be taken by SELLER or Deliverer with BUYER having the right to be present. BUYER shall give SELLER reasonable advance notice of its intention to obtain samples. The point at which the samples are taken and the method of sampling shall be as agreed between BUYER and SELLER or Deliverer.

13.	COMPLAINTS, CLAIMS

13.1	Complaints by BUYER as to short delivery or delays shall be issued to SELLER at the time of delivery, followed by a written claim to be made within ten (10) days of delivery.

Complaints by BUYER as to defects in quality or any other matter shall be issued to SELLER promptly and followed by a written claim to be made within three (3) days of delivery. Furthermore, SELLER shall be given the opportunity to examine the Fuel in question and reserves the right to request additional supporting documentation.

In the event that the terms of any government-controlled supplier for any given Location provide for shorter periods than the ones specified herein, BUYER shall comply with said shorter periods.

If the claim is not made within the ten (10) day period specified herein, and/or no opportunity is given to SELLER to examine the Fuel in question, BUYER shall be deemed to have waived its right to make any claims with respect to such Fuel.

13.2	Unless otherwise agreed by SELLER, the pendency of any such claim shall not entitle BUYER to delay or withhold payment of any portion of the face amount of any invoice for Fuel delivered pursuant to the Agreement (including the Fuel subject to the claim).

13.3	BUYER’s sole remedy in the event of a defect in the quality of Fuel supplied hereunder shall be the defuelling of BUYER’s Aircraft pursuant to Article 7 and in the case of a shortage, the re-delivery of Fuel in accordance with Article 5.

14.	FUELLING/DEFUELLING WITH PASSENGERS ON BOARD OR EMBARKING OR DISEMBARKING

14.1	Into-plane deliveries and defuelling shall take place only where there are no passengers or other persons on board or embarking or disembarking the aircraft. However, to the extent permitted by local regulations, into-plane delivery or defuelling may be made when there are passengers or other persons on board the aircraft or embarking or disembarking. In such event, BUYER shall be solely responsible for ensuring that (i) the provisions of the local airport regulations relating to such delivery or removal are carried out; (ii) that appropriate instructions are issued by BUYER to its employees, agents and independent contractors for the safety of said persons during such delivery or removal; (iii) that such instructions are strictly observed by its employees and said persons; and (iv) that passengers joining or leaving the aircraft are safely moved under the supervision of a competent person over a safe route away from such operations and are actually prevented from lingering, smoking or causing any other potential source of ignition.

14.2	BUYER shall have sole responsibility and liability for any and all injury to or death of any said passengers or other persons caused by or arising out of any fuelling or defuelling performed under the circumstances described in Article 14.1 and shall indemnify SELLER in accordance with Article 17 hereof.

15.	FORCE MAJEURE

15.1

No failure or omission by either party to carry out or observe any of the provisions of the Agreement or delay in so doing shall give rise to any claim against that party, or be deemed to be a breach of the Agreement, if such failure or omission shall be excused by law or if the same shall arise out of Force Majeure, which is hereinafter defined as

(a) any cause or circumstances not reasonably within the control of that party, whether or not foreseen, including (without limitation) such causes as labour disputes, strikes, embargoes, governmental intervention, or the party’s response to the insistence of any governmental instrumentality or person purporting to act therefor, wars, civil commotion, hijacking, fire, flood, accident, storm or any Act of God or (b) any curtailment, failure or cessation of the supplies of Fuel the SELLER’s suppliers’ (whether in fact sources of supply for the purposes of the Agreement or not). The party who claims the benefit of this Article shall give prompt notice thereof and shall use every reasonable means to resume full performance as promptly as possible. When the term “party” as used in this Article 15 applies to SELLER, it shall also include SELLER’s subsidiaries and affiliates.

15.2	Notwithstanding the provisions of Article 15.1, neither party shall be relieved of any accrued obligation to make payments under the Agreement.

15.3	The party delayed or prevented by Force Majeure shall use all reasonable endeavours to remove the cause of such interruption or mitigate the effects thereof, and upon remedying of such cause, said party shall promptly resume the performance of its obligations, provided, however, that a party in removing such cause of interruption or mitigating such efforts shall not be required to settle strikes or lockouts or government claims by acceding to any demands if, in the discretion of that party, it would be inappropriate to do so. Upon the cessation of the event of Force Majeure, performance under the Agreement shall be resumed, provided that the term of this Agreement shall not be extended, nor shall either party be required to perform obligations delayed, interfered with or prevented by reason of such Force Majeure.

15.4	In the event deliveries are withheld, reduced or suspended due to Force Majeure on SELLER’s part, BUYER shall be free, for so long as deliveries hereunder are withheld, reduced or suspended, to purchase Fuel from third parties during such period but only to the extent that SELLER does not supply Fuel to BUYER.

15.5	Under no circumstances shall SELLER be obligated to purchase or acquire Fuel to replace supplies lost as a result of Force Majeure. Should SELLER thereafter purchase or otherwise acquire additional supplies whether from an existing supplier or otherwise, SELLER shall not be required to allocate any such supplies to BUYER.

15.6	Force Majeure on the part of either party’s suppliers, agents or independent contractors at any given Location shall, as to that specific Location, be considered Force Majeure of that party.

16.	GENERAL SHORTAGE OF FUEL

Regardless of whether caused by the occurrence of any of the events referred to in Article 15 above, if in SELLER’s reasonable opinion, there is such a shortage(s) of Fuel or any other fuel product, at any of its present or future regular sources of supply, or at any of those of its suppliers (whether or not at the sources designated in the Agreement, if any), that makes SELLER unable to meet its own requirements and those of its subsidiaries and/or affiliates and its sales obligations to customers, then SELLER may allocate, on any fair and reasonable basis, in its reasonable discretion, its available fuel supplies among itself, its subsidiaries or affiliates, and its customers, including BUYER.

17.	LIABILITY AND INDEMNITY

17.1	With respect to any activities undertaken by SELLER or Deliverer pursuant to Articles 5.1.D, 5.1.I, 6, 11.2 and 14.1, BUYER hereby agrees to indemnify and hold SELLER and Deliverer harmless from and against any and all claims, demands, proceedings, damages, losses, penalties , taxes, liabilities, cost or expenses (including reasonable attorneys’ fees) (collectively “Liabilities”) for loss of or damage to any property whatsoever or for injury, including fatal injury or disease to any person whatsoever.

BUYER acknowledges that the indemnities set forth herein extend to the respective directors, officers, employees, agents and sub-contractors of SELLER, its subsidiaries, affiliates and any of its Deliverers, and that SELLER is acting as the agent and trustee of such other persons in accepting such indemnities.

17.2	Notwithstanding anything to the contrary in these General Terms and Conditions or the Agreement and to the extent permitted by law, in no event shall the liability of SELLER in connection with any Fuel, products, services or this Agreement, whether by reason of breach of contract, tort, statute or otherwise exceed the amount paid by BUYER to SELLER for such Fuel, products or services. Furthermore, in no event shall either party have any liability for loss of profits, loss of business, indirect, incidental, consequential, special, punitive or exemplary damages.

18.	(EARLY) TERMINATION

18.1	Either party may terminate the Agreement upon in whole or in part upon thirty (30) days prior written notice to the other party. The termination will be effective no earlier than the date of written notice to the other party.

18.2	A party may terminate the Agreement in whole or in part by means of written notice to the other party without need of judicial recourse and with immediate effect if the other party:

(a)	commits a material breach of the Agreement, but only insofar as the breaching party has not cured such breach, if curable, within ten (10) days (within two (2) days if non-payment) of receiving written notice of the default breach from the first party. For the avoidance of doubt, BUYER’s failure to meet any of its payment obligations shall be deemed a material breach.

(b)	becomes insolvent, makes a general assignment for the benefit of its creditors or commits an act of bankruptcy or if a petition for its reorganisation or readjustment of its indebtedness is filed by or against it, or if a receiver, trustee or liquidator of all or substantially all of its property is appointed.

18.4	Termination effected by a party under this Article 18 shall not affect any other rights or remedies of such party under the law or otherwise.

18.5	Notwithstanding (early) termination, each party shall fulfill all obligations accrued under the Agreement prior to the time the termination becomes effective.

19.	ASSIGNMENT AND SUBCONTRACTING

Except as provided in this Article 19, neither party may assign its rights or delegate its obligations hereunder, with respect to any Location mentioned in the Agreement, in whole or in part without the prior written consent of the other party. SELLER may however assign its rights and/or delegate its obligations to its affiliated companies without prior written consent of BUYER.

20.	NON-WAIVER

No failure or delay of any party (including their employees and agents) to exercise any right or power under the Agreement or at law shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power under the Agreement, and no waiver of any party of any provision or part of any provision of the Agreement shall be binding unless expressly confirmed in writing.

21.	NON-DISCLOSURE

The terms contained in the Agreement are confidential between the parties. The parties shall only disclose such information to persons outside their organisation, and their respective affiliates or Deliverers to the extent necessary to perform the Agreement and upon the prior written consent of the other party. However, each party shall be permitted to disclose the information contained in the Agreement to extent required by law or governmental order.

22.	TRADE SANCTIONS AND EXPORT CONTROLS

BUYER acknowledges that the Government of the United States of America has imposed trade sanctions and export restrictions against certain countries and political areas and companies, nationals and U.S. Government-designated nationals of such countries and areas, and that it further has imposed restrictions on U.S. companies and nationals doing business with them. In addition, it has imposed restrictions on U.S. companies and nationals doing business with certain companies and persons who it has determined have violated the restrictions. BUYER agrees that it shall keep itself informed of and shall comply with such sanctions and restrictions as they are revised from time to time, and that neither BUYER nor any of the parties receiving or purchasing Fuel on behalf of BUYER hereunder shall be entities or individuals subject to such sanctions and restrictions.

23.	NOTICES

Notices under the Agreement shall be made in writing and may be given or sent by: (a) hand; (b) registered post; or (c) facsimile transmission, to the other party at the address stated in the Agreement. Upon request of a party, the other party will reconfirm the receipt of any notice. Any notice or other document or communication shall be deemed to have been duly served upon and received by the addressee: (a) if delivered by hand, at the time of delivery; (b) if sent by registered post, five (5) days after being put in the post; and (c) if transmitted by way of facsimile transmission, at the time of transmission, subject to a confirmation copy being sent by registered post to the address specified in the Agreement within twenty-four (24) hours from transmission.

24.	DISPUTES

In the event of any litigation between the parties to this Agreement relating to or arising out of this Agreement, the prevailing party shall be entitled to an award of attorney’s fees on a full indemnity basis, and costs, including such fees and costs at trial and all appellate levels. The Agreement shall be considered as having been entered into in the State of Florida, United States of America and shall be construed and interpreted in accordance with the laws of thereof. In any action or proceeding arising out of or relating to the Agreement (an “Action”), each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of any Federal or state court sitting in Miami, Florida and further agrees that any Action may be heard and determined in such Florida Federal or state court.

25.	WAIVER OF IMMUNITY

To the fullest extent permitted by applicable law, BUYER expressly and irrevocably waives, and agrees not to assert, a defence of immunity on the grounds of sovereign immunity or other similar grounds in any action or proceeding which may be commenced or asserted by SELLER against BUYER or BUYER’s revenues and/or assets, whether in whole or in part or otherwise, which status would otherwise entitle BUYER to assert such a defence in any claim against it from: (a) suit; (b) jurisdiction of any court; (c) relief by way of injunction, order for specific performance or for recovery of property; (d) attachment of BUYER’s revenues and/or assets (whether before or after judgment); and (e) execution or enforcement of any judgment to which BUYER or BUYER’s revenues and/or assets might otherwise be subject in any proceedings in the courts of any jurisdiction.

26.	TRIAL BY JURY

The Parties hereby knowingly, voluntarily and intentionally waive the right any of them may have to a trial by jury with respect to any litigation based hereon or arising out of this Agreement or any transactions or course of dealing hereunder.

27.	ENTIRE AGREEMENT

The Agreement and these General Terms and Conditions contain all agreements, arrangements and stipulations between the parties with respect to the supply of Fuel for the Location(s) specified herein and supersede all prior agreements, arrangements and stipulations with respect to the same subject.

In case of discrepancies between any provision in these General Terms and Conditions and any provision in the Agreement, the provisions in the Agreement shall prevail.

28.	SEVERABILITY

The provisions of the Agreement and these General Terms and Conditions are severable and the invalidity of any provision in the Agreement shall not affect all other provisions, which will remain valid and binding.

29.	MODIFICATIONS

Modifications or amendments to the Agreement and these General Terms and Conditions shall only be valid when expressly agreed upon in writing executed by duly authorised representatives of the parties.

30.	OFFICIAL VERSION

These General Terms and Conditions and the Agreement shall be executed in the English language and the English language will be the only official language. Translations in any other language may be made for convenience purposes, but those translations shall in no event limit, alter, interpret, define or amend the contents of the English version of the General Terms and Conditions or the Agreement.

ANNEX 1

To Aviation Fuel Supply Agreement dated January 1st, 2012 (Hereinafter referred as the “Agreement”)

DELIVERY LOCATIONS, VOLUMES, PRICES AND CONDITIONS

Buyer: CONCESIONARIA VUELA COMPAÑIA DE AVIACION S A P I DE CV

Seller: WORLD FUEL SERVICES, INC.

SCHEDULED LOCATIONS AND VOLUMES

AIRPORT	VOLUME Gallons per year	PRICE Basis	Differential US Cents per gallon	AGREEMENT Initial Date

Denver (DEN)	*****	GCPipeMidWkly	*****	November 01st, 2012
Sacramento (SMF)	*****	LAOpisMidWkly	*****	November 01st, 2012

Agreement Termination Date: October 31th, 2013.

Fuel is delivered by Seller Into Aircraft Wing.

Prices are subject to all taxes, duties and fees imposed by Government Authorities.

CREDIT TERMS AND CONDITIONS

According to credit line *****

Seller reserves the right to modify the credit terms based upon the financial condition of Buyer and/or a change in market conditions, so long as Seller provides Buyer with prior written notice of the modified credit terms. Buyer as well, reserves the right to request credit terms modifications due to changes in market or operations conditions.

Signed by

WORLD FUEL SERVICES, INC		CONCESIONARIA VUELA COMPAÑIA DE AVIACION S A P I DE CV

/s/ Richard McMichael		/s/ Fernando Suárez Gerard
Name:	Richard McMichael	Name:	Fernando Suárez Gerard
	SVP Finance, Aviation.		Chief Financial Officer

/s/ Holger Blankenstein
		Name:	Holger Blankenstein
Chief Commercial Officer

ANNEX 1

To Aviation Fuel Supply Agreement dated January 1st, 2012 (Hereinafter referred as the “Agreement”)

DELIVERY LOCATIONS, VOLUMES, PRICES AND CONDITIONS

Buyer: CONCESIONARIA VUELA COMPAÑIA DE AVIACION S A P I DE CV

Seller: WORLD FUEL SERVICES, INC.

SCHEDULED LOCATIONS AND VOLUMES

AIRPORT	VOLUME Gallons per year	PRICE Basis	Differential US Cents per gallon	AGREEMENT Initial Date
Orlando (MCO)	*****	GCWtrMidWliy	*****	July 14th, 2012

Agreement Termination Date: June 30th, 2013.

Fuel is delivered by Seller Into Aircraft Wing.

Prices are subject to all taxes, duties and fees imposed by Government Authorities.

CREDIT TERMS AND CONDITIONS

According to credit line *****

Seller reserves the right to modify the credit terms based upon the financial condition of Buyer and/or a change in market conditions, so long as Seller provides Buyer with prior written notice of the modified credit terms. Buyer as well, reserves the right to request credit terms modifications due to changes in market or operations conditions.

Signed by

WORLD FUEL SERVICES, INC		CONCESIONARIA VUELA COMPANIA DE AVIACION S A P I DE CV

/s/ Richard McMichael		/s/ Fernando Suárez Gerard
Name:	Richard McMichael	Name:	Fernando Suárez Gerard
	SVP Finance, Aviation.		Chief Financial Officer

/s/ Holger Blankenstein
		Name:	Holger Blankenstein
Chief Commercial Officer

ANNEX 1

To Aviation Fuel Supply Agreement dated January 1st, 2012 (Hereinafter referred as the “Agreement”)

DELIVERY LOCATIONS, VOLUMES, PRICES AND CONDITIONS

Buyer: CONCESIONARIA VUELA COMPAÑIA DE AVIACION S A P I DE CV

Seller: WORLD FUEL SERVICES, INC.

SCHEDULED LOCATIONS AND VOLUMES

AIRPORT	VOLUME Gallons per year	PRICE Basis	Differential US Cents per gallon	AGREEMENT Initial Date

Los Angeles (LAX)	*****	LAPipeMidWkly	*****	January 01st, 2013
Oakland (OAK)	*****	LAXOpisMidWkly	*****	January 01st, 2013
San Jose (SJC)	*****	LAPipeMidWkly	*****	January 01st, 2013
Las Vegas (LAS)	*****	LAPipeMidWkly	*****	January 01st, 2013
Fresno (FAT)	*****	LAPipeMidWkly	*****	January 01st, 2013
San Diego (SAN)	*****	LAPipeMidWkly	*****	January 01st, 2013

Agreement Termination Date: June 30th, 2013.

Fuel is delivered by Seller Into Aircraft Wing.

Prices are subject to all taxes, duties and fees imposed by Government Authorities.

CREDIT TERMS AND CONDITIONS

According to credit line *****

Seller reserves the right to modify the credit terms based upon the financial condition of Buyer and/or a change in market conditions, so long as Seller provides Buyer with prior written notice of the modified credit terms. Buyer as well, reserves the right to request credit terms modifications due to changes in market or operations conditions.

Signed by

WORLD FUEL SERVICES, INC		CONCESIONARIA VUELA COMPAÑIA DE AVIACION S A P I DE CV

/s/ Richard McMichael		/s/ Fernando Suárez Gerard
Name:	Richard McMichael	Name:	Fernando Suárez Gerard
	SVP Finance, Aviation.		Chief Financial Officer

/s/ Holger Blankenstein
		Name:	Holger Blankenstein
Chief Commercial Officer